UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2011

NT MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52043 (Commission File Number)

94-3342064

(I. R. S. Employer Identification No.)

Suite 280, 13701 Vanier Place, Richmond, BC, Canada V6V 2J1 (Address of principal executive offices, including zip code)

604-249-5001

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425) ( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CRF 240.14d-2(b) ) ( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CRF 240.13e-4(c) )

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

On May 16, 2011, the Registrant received and accepted the following resignations with immediate effect: -

•

Mr. Richard Fesiuk as Treasurer; and

•

Mr. Jordan Wangh as President.

On May 16, 2011, the Registrant appointed Mr. Carman Parente as President, Treasurer and Director with immediate effect.

Mr. Carman Parente is a business and financial consultant and since 1993 has been working with numerous Canadian and US private and public venture capital companies, in a variety of industries which include manufacturing, internet technology, precious mineral exploration and oil and gas drilling, specifically in the area of financing. Mr. Parente currently owns and operates a nutrecuticle distribution company operating throughout Canada as well as being a managing partner in a functional food processing venture. Mr. Parente is also a partner in a five and half acre greenhouse facility in the Vancouver lower main land. As well Mr. Parente is currently president and director of Carbon Products Industries, Inc., a US based non-trading company exploring the carbon trading markets with specific focus on local based initiatives for creating carbon credits. Mr. Parente holds a Diploma of Technology in Operations Management from British Columbia Institute of Technology as well as his C.I.M. Designation, Canadian Institute of Management, Ottawa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NT Mining Corporation. (Registrant)

Date: May 18, 2011 By: /s/ Carman Parente

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Carman Parente

President, Treasurer and Director